UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 27, 2015
Date of Report (Date of earliest event reported)

HEALTHEQUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(Address of principal executive offices) (Zip Code)

(801) 727-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2015, the board of directors of HealthEquity, Inc. (the “Company”) appointed Jon Soldan as the Company’s Executive Vice President, Operations.
Mr. Soldan, age 32, joined the Company on July 27, 2015. Prior to joining the Company, Mr. Soldan served at Entrata, Inc., the leading platform-as-a-service software provider in the property management industry, as Chief Operating Officer from December 2014 through July 2015, as Senior Vice President of Client Services from April 2014 through December 2014, and as Vice President of Professional Services from September 2013 through April 2014. Mr. Soldan also served as Director, Project Management Office from June 2012 through September 2013 at Progrexion, as Director, Information Systems Programs, Assistant Professor (Lecturer) from June 2011 through June 2012 at the University of Utah, as Senior IT Project Manager from January 2011 through June 2011 at LDS Church, and as Senior IT Program Manager from September 2009 through January 2011 at Staywell. He has also led teams at Verizon Wireless and Galileo Processing. Since August 2010, Mr. Soldan has taught, and currently continues to teach, courses at the University of Utah’s David Eccles School of Business as an adjunct faculty member in the Operations and Information Systems department. He also consults and teaches for the Professional and Executive Education departments at the University of Utah.
Mr. Soldan holds an undergraduate degree in Economics from the University of Utah, Master’s degree in Information Systems from the University of Utah, and an MBA from Utah State University.
There are no family relationships between Mr. Soldan and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Soldan or any other person and the Company or any of its subsidiaries pursuant to which he was appointed as an officer of the Company.  There are no transactions between Mr. Soldan or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.
In connection with Mr. Soldan’s employment, the Company delivered to Mr. Soldan an offer letter pursuant to which Mr. Soldan is entitled to an annual base salary of $220,000. In addition, Mr. Soldan will be eligible to earn an annual bonus with a target equal to 33% of his base salary, subject to the achievement of applicable individual, team and company goals.
The Company also granted Mr. Soldan non-qualified stock options to purchase 100,000 shares of the Company’s common stock, effective as of the date immediately preceding his appointment, which will vest ratably over four years on each of the first four anniversaries of the date on which the compensation committee of the Company’s board of directors approved the option grant, on August 26, 2015. Mr. Soldan also entered into a Team Member Confidentiality and Intellectual Property Transfer Agreement pursuant to which he is subject to customary confidentiality restrictions that apply during his employment and indefinitely thereafter and a covenant not to solicit our employees or customers while employed with us and for one year thereafter.
The foregoing description of Mr. Soldan’s offer letter and Team Member Confidentiality and Intellectual Property Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, in each case, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q and incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.

Date: September 2, 2015	By:	/s/ Darcy Mott
Darcy Mott
Executive Vice President and Chief Financial Officer